Patent Attorneys' Consent

The Board of Directors and Stockholders
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

We have reviewed and approved the statements in the prospectus (the "Prospectus"), contained in the Registration Statement on Form S-3 of Celgene Corporation (the "Company"), under the captions "Risk Factors--Dependence on Patent and Proprietary Rights" and "Business--Patents and Proprietary Technology," and we hereby consent to the reference to our firm under the caption "Experts" in the Prospectus and any amendments thereto.

This consent may be incorporated by reference into a subsequent registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration of additional shares of Common Stock of the Company.


                                  /s/ Mathews, Collins, Shepherd & Gould, P.A.
                                  --------------------------------------------
                                      Mathews, Collins, Shepherd & Gould, P.A.
                                      November 17, 1997